Exhibit 3.3.97

GOVERNMENT OF THE DISTRICT OF COLUMBIA

DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS

CERTIFICATE

THIS IS TO CERTIFY that all applicable provisions of the DISTRICT

OF COLUMBIA BUSINESS CORPORATION ACT have been complied with and accordingly, this CERTIFICATE of INCORPORATION is hereby issued to

CLUB CINEMA OF MAZZA, INC.

as of APRIL 7TH, 1999.

Lloyd J. Jordan
Director

Patricia A. Montgomery
Administrator
Business Regulation Administration

/s/ Eldrod E J Fornah
Eldrod E J Fornah
Act. Asst.	Superintendent of Corporations
Corporations Division

Anthony A. Williams

Mayor

FEES DUE

Filing Fee	$100.00
Initial License Fee	20.00	(Min.)

Total	$120.00	(Min.)

ARTICLES OF INCORPORATION

FILE

APR - 7 1999

To:	Department of Consumer and Regulatory Affairs
Washington, D.C. 20001

We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Business Corporation Act (D.C. Code, 1981 edition, Title 29 Chapter 3), adopt the following Articles of Incorporation:

FIRST:                                             The name of the corporation is Club Cinema of Mazza, Inc.,

SECOND:                              The period of its duration is perpetual.

THIRD:                                         The purpose or purposes for which the corporation is organized are:
To own manage and operate a Restaurant.

FOURTH:                             The aggregate number of shares which the corporation is authorized to issue is 1,000 of one class of common stock without par value.

Class	Number of Shares	Par Value ($ )

Common	1,000	-0-

FIFTH:                                            The preferences, qualifications, limitations, restrictions and special or relative rights in respect to the shares of such class are:

none

SIXTH:                                          The corporation will not commence business until at least one thousand dollars ($1,000) has been received as initial capitalization.

SEVENTH:                        The provisions limiting or denying to shareholders the preemptive right to acquire additional shares of the corporation are:

1

None

EIGHTH:                                  The provisions for the regulation of the internal affairs of the corporation are:

None

NINTH:                                        The address, including street and number, of the initial registered office of the corporation is c/o C T Corporation System, 1025 Vermont Avenue, N.W., Washington, D.C. 20005 and the name of the initial registered agent at such address is C T CORPORATION SYSTEM.

TENTH:                                      The number of directors constituting the initial board of directors of the corporation is three and the names and addresses, including street and number, if any, of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address

William B. Doeren	1280 Boylston St., Chestnut Hill, MA 02467

Frank T. Stryjewski	1280 Boylston St., Chestnut Hill, MA 02467

Philip T. Szabla	1300 Boylston St., Chestnut Hill, MA 02467

ELEVENTH:       The name and address, including street and number, if any, of each incorporator is:

Name	Address

Philip J. Szabla	1300 Boylston St., Chestnut Hill, MA 02467

Date April 2,1999

By	/s/ Philip J. Szabla
Philip J. Szabla
(In corporators)

MAIL TO:
Department of Consumer and Regulatory Affairs	MAKE CHECK
Corporation Division	PAYABLE TO
614 H Street, N.W.D.C.	TREASURER
Washington, D.C. 20001

WRITTEN CONSENT TO ACT AS REGISTERED AGENT

TO:             THE SUPERINTENDENT OF CORPORATIONS
BUSINESS REGULATION ADMINISTRATION
DEPT. OF CONSUMER & REGULATORY AFFAIRS
WASHINGTON, D.C.

(A)          BY A DISTRICT OF COLUMBIA RESIDENT

PURSUANT TO THE DISTRICT OF COLUMBIA BUSINESS CORPORATION ACT AS AMENDED (D.C. CODE, 1981 EDITION, TITLE 29, SECTION 29-310(2),

I,

A BONAFIDE RESIDENT OF THE DISTRICT OF COLUMBIA HEREIN CONSENT TO ACT AS REGISTERED AGENT FOR:

(NAME OF CORPORATION)

SIGNATURE OF REGISTERED AGENT

DATE:

(B)          BY A LEGALLY AUTHORIZED CORPORATION

THE CORPORATION HEREIN NAMED AS:

C T CORPORATION SYSTEM

AN AUTHORIZED CORPORATE REGISTERED AGENT IN THE DISTRICT OF COLUMBIA, PER SIGNATURES OF ITS PRESIDENT/ VICE-PRESIDENT AND SECRETARY/ASSISTANT SECRETARY, HEREIN CONSENTS TO ACT AS REGISTERED AGENT FOR:

(NAME OF CORPORATION)	Club Cinema of Mazza, Inc.

SIGNATURE:	/s/ Kevin J. Gallagher		OF	ITS PRESIDENT
	NAME:	Kevin J. Gallagher		VICE-PRESIDENT
Asst. Vice President

ATTEST	:		OF	SECRETARY
	NAME:			ASSISTANT SECRETARY

DATE	:	4/15/99